Exhibit 10.21

KANBAY INTERNATIONAL, INC.

RESTRICTED STOCK AWARD AGREEMENT

Participant:	Number of Shares:

Date of Grant: [ ], 2004

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”), effective as of the Date of Grant set forth above, is entered into by and between Kanbay International, Inc., a Delaware corporation (the “Company”) and the Participant set forth above.

RECITALS

WHEREAS, the Company has adopted the Kanbay International, Inc. Stock Incentive Plan (as amended from time to time, the “Plan”), which provides for the grant of restricted stock (the “Award”) to Service Providers (as defined in the Plan) of the Company, as selected by the Company’s Compensation Committee (the “Committee”);

WHEREAS, the Participant has been selected by the Committee to receive an Award in accordance with the provisions of the Plan; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Award.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Definitions

All capitalized terms used in this Agreement shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise in this Agreement.

2.                   Grant of Award

The Company hereby grants to the Participant this Award, which constitutes the right to a distribution of all or any part of the number of Shares set forth above (the “Restricted Stock”) on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan, which is incorporated herein by reference.

3.                   Certificates

Certificates for the Restricted Stock will be issued in the Participant’s name and will be held by the Company until: (i) the Restricted Stock is forfeited; or (ii) the Restricted Stock vests. The Company will distribute the certificates to the Participant, or if applicable, his or her Designated Beneficiary, in accordance with Section 6 below.

4.                   Vesting of Award

The Restriction Period shall lapse and the Award granted herein shall vest according to the following schedule:

(a)           one-quarter on the first anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date;

(b)           an additional one-quarter on the second anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date;

(c)           an additional one-quarter on the third anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date; and

(d)           the remaining one-quarter on the fourth anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date.

Except as provided in Section 5 below, or as the Committee may determine in its sole discretion on a case by case basis, the Award shall not continue to vest after the date the Participant has terminated Service for any reason and any unvested portion of this Award theretofore held by the Participant shall be forfeited as of that date.

5.                   Special Vesting Provisions

(a)           Notwithstanding anything to the contrary in Section 4 above, if a Participant dies or suffers a Disability during the vesting period described in Section 4 above while in Service, the unvested portion of this Award held by such Participant or any transferee thereof shall automatically vest on the date of death or Disability.

(b)           Notwithstanding anything to the contrary in Section 4 above, the vesting period described in Section 4 above will be suspended during the pendency of any bona fide leave of absence approved by the Company and the vesting period will be increased by the length of time of such leave of absence. This paragraph shall have no effect on this Award, or portions hereof, which, by its terms, is vested prior to the first day of the Participant’s leave of absence.

(c)           If a Change in Control occurs, the unvested portion of this Award will become fully vested on the closing date of the Change in Control, if the Participant has remained in Service continuously until that date.

(d)           If Participant’s Service terminates due to involuntary termination by the Company with Cause, the Participant shall forfeit the vested and unvested portion of this Award on the date of such termination of Service. Upon the termination of a Participant’s Service for Cause, the Participant must return to the Company any certificates for Shares that have been issued to the Participant in accordance with Section 6 below. The Company will have no further obligations to the Participant under this Agreement if the Participant’s Award is forfeited.

6.                   Terms and Conditions of Distribution

Certificates for Shares will be distributed as soon as practicable after the Restricted Stock vests. If the Participant dies, either before or after termination of Service, before the certificates for his or her vested Restricted Stock have been distributed, such certificates will be distributed to the Participant’s Designated Beneficiary. If the Participant has failed to designate a beneficiary, such certificates will be distributed to the Participant’s personal representative. Certificates for Shares will be distributed no later than six months after the Participant’s death. Distribution will not be made before the first date the Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant’s legal or personal representative.

7.                   Restrictions on Transfer

(a)           Until the end of the Restriction Period as specified in this Agreement, or unless determined otherwise by the Committee, this Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent or distribution or pursuant to a domestic relations order (as defined in Code Section 414(p)). If the Committee permits this Award to be transferable, the Committee may impose additional terms and conditions as the Committee deems appropriate.

(b)           All rights with respect to the Restricted Stock will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee reasonably deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.                   Adjustments

(a)           The number of shares of Restricted Stock subject to this Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b)           In the event of Change in Control that is a merger, consolidation, or similar reorganization of the Company with any other entity pursuant to which the holders of Shares surrender Shares (or the Shares are deemed converted) in exchange for other shares of capital stock or securities of the Company or another entity, then an equitable adjustment shall be made in this Award and Participant’s Shares subject to the Plan. Such equitable adjustment may be (i) the substitution of the number and kind of shares of capital stock or other securities that the holders of Shares are entitled to receive for each Share surrendered pursuant to the transaction or

(ii) any other adjustment that the Board determines to be equitable. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(c)           Except as provided in this Section 8, the Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to this Award. The grant of this Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.                   Rights as Stockholder.

On and after the Date of Grant, and subject to the restrictions set forth in this Agreement, the Participant will be entitled to all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive dividends and other distributions payable with respect to the Restricted Stock.

10.                  Restrictive Covenants

(a)           Nondisclosure and Nonuse of Trade Secrets. The Participant acknowledges that he has had and will have access to confidential information of the Company and its Affiliates (including, but not limited to, current and prospective confidential know-how, specialized training, customer lists, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, clients, contacts, prospects, and assets of the Company and its Affiliates that is unique, valuable and not generally known outside the Company and its Affiliates, and that was obtained from the Company or an Affiliate or which was learned as a result of the performance of services by the Participant on behalf of the Company or an Affiliate (“Trade Secrets”). Trade Secrets shall not include any information that: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Participant that constitutes a breach of this Section 10, generally known or available to the public; (ii) is known to the Participant at the time such information was obtained from the Company or an Affiliate; (iii) is hereafter furnished without restriction on disclosure to the Participant by a third party, other than an employee or agent of the Company or an Affiliate, who is not under any obligation of confidentiality to the Company or an Affiliate; (iv) is disclosed with the written approval of the Company or an Affiliate; or (v) is required to be disclosed or provided by law, court order, or similar compulsion, including pursuant to or in connection with any legal proceeding involving the parties hereto; provided however, that such disclosure shall be limited to the extent so required or compelled; and provided further, however, that if the Participant is required to disclose such confidential information, he shall give the Company notice of such disclosure and cooperate in seeking suitable protections. Other than in the course of performing services for the Company and its Affiliates, the Participant will not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Trade Secrets, but instead will keep all Trade Secrets strictly and absolutely confidential. The Participant will deliver promptly to the Company or the Affiliate that employed the Participant, at the termination of his employment or at any other time at the request of the Company or an

Affiliate, without retaining any copies, all documents and other materials in his possession relating, directly or indirectly, to any Trade Secrets.

(b)           Non-Competition. The Participant acknowledges and agrees that (i) in the course of the Participant’s Service the Participant shall become familiar with the Trade Secrets of the Company and its Affiliates, (ii) the Participant’s services to the Company and its Affiliates are unique in nature and of an extraordinary value to the Company and its Affiliates, and (iii) the Company and its Affiliates could be irreparably damaged if the Participant were to provide similar services to any person or entity competing with the Company or any Affiliate or engaged in a similar business. In connection with the issuance to the Participant of the Award hereunder, and in consideration for and as an inducement to the Company to enter into this Agreement, the Participant covenants and agrees that during the period beginning on the Date of Grant and ending on the second anniversary of the date of the termination of the Participant’s Service (the “Restricted Period”), the Participant shall not directly or indirectly own any interest in, operate, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any company, person, or entity engaged in a “Competitive Business” (as defined herein). A Competitive Business shall include any company, person or entity that is involved in or seeks to become involved in providing information technology services and solutions to the financial services industry, including business process and technology advice, software package selection and integration, application development, maintenance and support, network and system security and specialized services, in any country in which the Company or an Affiliate is doing business at the time of termination of the Participant’s employment.

(c)           Nonsolicitation. During the Restricted Period, the Participant shall not, directly or indirectly solicit or induce, or attempt to solicit or induce, any current employee of the Company or an Affiliate, or any individual who becomes an employee during the Restricted Period, to leave his or her employment with the Company or an Affiliate or join or become affiliated with any other business or entity, hire any employee of the Company or an Affiliate or in any way interfere with the relationship between any employee and the Company or an Affiliate. During the Restricted Period, the Participant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any customer, supplier, licensee, licensor or other business relation of the Company or an Affiliate to terminate its relationship or contract with the Company or an Affiliate, to cease doing business with the Company or an Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or an Affiliate (including making any negative statements or communications concerning the Company or an Affiliate or their employees).

(d)           Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 10 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(e)           Remedy for Breach. The Participant agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 10, the Participant shall forfeit, upon written notice to such effect from the Company, any and all Restricted Stock granted to him or her under the Plan and this Agreement, including vested Restricted Stock.

In addition to the foregoing, in the event of a breach or threatened breach of any of the covenants contained in this Section 10, the Company shall also have the right to seek enforcement of any other penalties or restrictions that may apply under any employment or other agreement between the Participant and the Company (or an Affiliate), state law, or otherwise. The forfeiture provisions of this Section shall continue to apply, in accordance with their terms, after the provisions of any employment or other agreement between the Company (or an Affiliate) and the Participant have lapsed.

11.            Notices

All notices by one party to the other under this Agreement shall be in writing and personally delivered or sent via overnight mail, registered or certified mail, or facsimile.

12.            Miscellaneous

(a)           This Agreement constitutes the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communication with respect to the subject matter hereof.

(b)           All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(c)           The laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof, shall govern the formation, interpretation and performance of this Agreement. Neither party may bring any action involving this Agreement except in the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of Illinois, Eastern Division and the parties hereby acknowledge and submit to the personal jurisdiction of either such court. Each party consents to service of process by means of any of the methods for delivery of notice that are specified in Section 11.

(d)           Participant hereby acknowledges receipt of a copy of the Plan and agrees to the terms and conditions therein. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern only to the extent necessary to resolve such conflict.

(e)           The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

13.            No Right to Employment

Nothing contained in this Agreement or the Award granted pursuant thereto shall confer upon any Participant any right to be continued in the Service or employment of the Company, or interfere in any way with the right of the Company to terminate any Participant’s Service or employment at any time.

14.            Specific Performance

Participant and the Company acknowledge that Participant and the Company will be entitled to enforce their rights under this Agreement to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Participant and the Company further agree and acknowledge that money damages might not be an adequate remedy for any breach of the provisions of this Agreement and that Participant and the Company may, each in its sole discretion, apply to any court of law or equity in accordance with Section 12(c) (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

15.            Resolution of Disputes

Any dispute or disagreement that shall arise under, as a result of, or pursuant to this Agreement shall be determined by the Committee in its sole and absolute discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.

16.            Preemption by Applicable Laws or Regulations

Anything in this Agreement to the contrary notwithstanding, if the Committee determines that any law, regulation, or requirement of any governmental authority having appropriate jurisdiction shall require either the Company or the Participant to take any action prior to or in connection with the issuance of Shares attributable to the Awards granted hereunder, the issue of such Shares shall be deferred until such action shall have been taken.

17.            Securities Law Requirements

(a)           Notwithstanding the provisions of Section 6 of this Agreement, the Company shall not be required to issue or deliver any certificates for Shares before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements) and applicable stock exchange rules and practices, as may be in effect at that time

(b)           With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that such provision or action shall be null and void.

18.            Amendments

The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

19.            Subject to Plan

This Award and the grant and the exercise hereof are subject to the terms and conditions of the Plan, which terms and conditions include, restrictions on the transferability of the Award,

and termination of the Plan. The Plan is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control solely to the extent necessary to resolve such conflict. In addition, the Award granted hereunder is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the Date of Grant set forth above.

PARTICIPANT	KANBAY INTERNATIONAL, INC.

By:
Its: